Exhibit 99.1

NEWS RELEASE Contact: Jim Albrecht, Chief Financial Officer Email: ir@Globalscape.com
Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir@Globalscape.com

Globalscape Announces Financial Results for the First Quarter 2013

Reports Increased Revenue, Strong Earnings Growth

SAN ANTONIO, Texas — May 14, 2013 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced its financial results for the three month period ended March 31, 2013.

Revenue for the three months ended March 31, 2013, was $5.9 million, a 9% increase over revenue of $5.4 million for the three months ended March 31, 2012.

The Company’s deferred revenue, which the Company believes can be an indicator of future revenue trends, grew to $9.8 million at March 31, 2013, compared to $7.8 million at March 31, 2012, a 26% increase.

For the three months ended March 31, 2013, the Company had net income of $517,000, or $0.03 per share compared to a net loss of $253,000, or ($0.01) per share, for the three months ended March 31, 2012.

Adjusted EBITDA Excluding Infrequent Items was $1.2 million for the three months ended March 31, 2013, compared to $180,000 for the three months ended March 31, 2012. Adjusted EBITDA Excluding Infrequent Items is not a measure of financial performance under GAAP and has limitations as an analytical tool and when assessing the Company’s operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP.

Net cash provided by operating activities was $1.0 million for the three months ended March 31, 2013. This cash flow performance allowed the Company to end the quarter with over $8 million of cash and $3 million of long term investments.

“Our first quarter results reflect our previously communicated focus on increasing earnings while continuing to grow the business,” said Craig Robinson, President and Chief Executive Officer of Globalscape. “We also have sustained high levels of customer satisfaction worldwide, which has allowed us to renew maintenance and support agreements consistently while also extending our presence in customer accounts.”

Conference Call May 14, 2013 at 4:30 p.m. ET

Globalscape management will hold a conference call Tuesday, May 14, 2013 to discuss financial results for the first quarter of 2013 as well as other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wanting to join should dial 1-877-941-1428 and use Conference ID # 4618941. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.Globalscape.com. A webcast replay of the conference call will be available on the Company’s website through June 14, 2013.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) is a leading provider of secure information exchange capabilities for enterprises and consumers through the development and distribution of software, delivery of managed and hosted solutions, and provision of associated services. The Company’s solution portfolio facilitates transmission of critical information such as financial data, medical records, customer files, vendor files, personnel files and other similar documents between diverse and geographically separated network infrastructures while supporting a range of information protection approaches to meet privacy and other security requirements. These products provide the ability to monitor these activities, as well as access the underlying data, securely and flexibly through a wide range of network-enabled, mobile devices, including tablets and smartphones. The Company has thousands of enterprise customers and more than one million individual consumers in over 150 countries. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.

Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

(Unaudited)

(in thousands, except per share amounts)
	Three months ended March 31,
	2013	2012

Operating Revenues:
Software license	$1,957	$2,343
Maintenance and support	3,283	2,640
Professional services	399	329
Others	240	81

Total Revenues	5,879	5,393
Operating Expenses:
Cost of revenues	263	318
Selling, general and administrative expenses	3,850	4,152
Research and development expenses	762	942
Depreciation and amortization	257	316

Total operating expenses	5,132	5,728

Income (loss) from operations	747	(335)
Other income (expense)	(47)	(66)

Income (loss) before income taxes	700	(401)
Provision (benefit) for income taxes	183	(148)

Net (loss) income	$517	$(253)

Net income (loss) per common share - basic	$0.03	$(0.01)
Net income (loss) per common share - diluted	$0.03	$(0.01)
Average shares outstanding:
Basic	18,444	18,288
Diluted	18,982	18,288

GlobalSCAPE, Inc.

Balance Sheets

(Unaudited)

In thousands except per share amounts.
	March 31, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$8,056	$8,079
Accounts receivable (net of allowance for doubtful accounts of $162 and $171 on March 31, 2013 and December 31, 2012 respectively)	3,175	3,350
Current deferred tax assets	192	177
Prepaid expenses	417	426

Total current assets	11,840	12,032

Fixed assets, net	840	900
Investment in certificate of deposit	3,076	3,060
Intangible assets, net	4,300	4,308
Goodwill	12,712	12,712
Deferred tax asset	567	535
Other assets	41	41

Total assets	$33,376	$33,588

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$547	$432
Accrued expenses	1,000	1,353
Deferred revenue	8,225	8,293
Income taxes payable	130	46
TappIn earn out, current portion	—	500
Long term debt, current portion	1,350	1,335

Total current liabilities	11,252	11,959

Deferred revenue, non-current portion	1,607	1,480
TappIn earn out, non-current portion	3,694	3,694
Long-term debt, non-current portion	4,045	4,389
Other long term liabilities	61	62

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 18,849,097 and 18,846,547 issued March 31, 2013 and December 31, 2012	19	19
Additional paid-in capital	14,631	14,435
Treasury stock, 403,581 shares, at cost, at March 31, 2013 and December 31, 2012	(1,452)	(1,452)
Retained earnings	(481)	(998)

Total stockholders’ equity	12,717	12,004

Total liabilities and stockholders’ equity	$33,376	$33,588

GlobalSCAPE, Inc.

Statements of Cash Flows

(Unaudited)

(in thousands)
	For the year ended March 31,
	2013	2012
Operating Activities:
Net (loss) income	$517	$(253)
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	36	11
Depreciation and amortization	257	316
Stock-based compensation	192	199
Deferred taxes	(47)	(120)
Excess tax deficiency (benefit) from exercise of share based compensation	—	7
Other	—	10
Changes in operating assets and liabilities:
Accounts receivable	139	(226)
CoreTrace receivable	—	(150)
Prepaid expenses	9	(45)
Federal income tax	84	(30)
Other assets	—	(11)
Accounts payable	115	(76)
Accrued expenses	(353)	(448)
Deferred revenues	59	151
Other long-term liabilities	(1)	2

Net cash provided by (used for) operating activities	1,007	(663)

Investing Activities:
Software development costs	(171)	(80)
Purchase of property and equipment	(18)	(50)
Purchase of TappIn, Inc.	(500)	—
Interest reinvested in long term investments	(16)	—

Net cash provided by (used in) investing activities	(705)	(130)
Financing Activities:
Proceeds from exercise of stock options	4	—
Tax deficiency (benefit) from share-based compensation	—	(7)
Notes payable principle payments	(329)	(315)

Net cash provided by (used in) financing activities	(325)	(322)
Net (decrease) increase in cash	(23)	(1,115)
Cash at beginning of period	8,079	8,861

Cash at end of period	$8,056	$7,746

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest on notes payable	$64	$76

Income taxes	$160	$—

GlobalSCAPE, Inc.

Adjusted EBITDA Excluding Infrequent Items

(Unaudited)

(In thousands)
	Three Months Ended March 31,
	2013	2012
Net income (loss)	517	(253)
Add (subtract) items to determine adjusted
EBITDA excluding infrequent items:
Income tax expense	183	(148)
Other expense	47	66
Depreciation and amortization	257	316
Stock-based compensation expense	192	199

Adjusted EBITDA excluding infrequent items	$1,196	$180

Adjusted EBITDA [Earnings before Interest, Taxes, Total Other Income (Expense), Depreciation, and Amortization (including amortized stock-based compensation expense)] Excluding Infrequent Items is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for net income. Adjusted EBITDA Excluding Infrequent Items has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with generally accepted accounting principles.